UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 3, 2015

iSATORI, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11900	75-2422983
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

15000 W 6th Avenue, Suite 202 Golden, Colorado	80401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-215-9174

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 3, 2015, Michael Wilemon informed iSatori, Inc. (the “Company”) of his retirement as the Company’s Chief Financial Officer. Seth Yakatan, a current member of the Company’s Board of Directors, has been appointed to serve as the Company’s Interim Chief Financial Officer, and in that capacity, he will serve as the Company’s principal financial officer and principal accounting officer. Andrea Clem, the Company’s current Controller, has been appointed Executive Vice President of Finance and will assume the day-to-day financing and accounting roles under the direction of Mr. Yakatan.

Mr. Yakatan, age 45, has served as a director of the Company since September 16, 2014 and currently also serves as Vice President of Business Development for Invion, Ltd. Mr. Yakatan brings more than 24 years of experience as a life sciences business development and corporate finance professional, actively supporting small cap and major companies in achieving corporate, financing, and asset monetization objectives. Mr. Yakatan began his career as a venture capital analyst with Ventana Growth Funds and Sureste Venture Management, where he gained significant experience in creating successful venture-backed life science and biotechnology companies. Prior to founding Katan Associates in 2001, Mr. Yakatan worked in merchant banking at Union Bank of California, N.A., in the Specialized Lending Media and Telecommunications Group. During his six years there, he completed the placement of subordinated debt and private equity investments, exceeding $3 billion in transaction value. Mr. Yakatan is recognized as an expert in the valuation of life sciences companies, stemming from industry experience and academia. He has authored several publications and lectured and guest lectured at corporate workshops and universities on valuation theory, real-world practice and case studies and consulted to several state and provincial governments worldwide on commercialization and capital access initiatives. Mr. Yakatan holds an MBA in Finance from the University of California, Irvine, and a BA in History and Public Affairs from the University of Denver.

In connection with assuming the position of interim Chief Financial Officer, the Company and Mr. Yakatan entered into a Consulting Agreement, effective as of April 3, 2015 (the “Consulting Agreement”). A copy of the Consulting Amendment is attached as Exhibit 10.1 to this Form 8-K.

Under the Consulting Agreement, Mr. Yakatan is entitled to a monthly compensation of $5,500, payable in arrears. Mr. Yakatan was also granted 200,000 fair market value options to purchase shares of the Company’s common stock with such options vesting in three equal tranches as set forth in the Consulting Agreement. Mr. Yakatan is entitled to an additional 200,000 fair market value option grant upon the consummation of certain material transactions, as further set forth in the Consulting Agreement. The Consulting Agreement runs through September 30, 2015 with a Company option to extend through December 31, 2015.

The foregoing description of the Consulting Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Consulting Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference herein.

There are no related party transactions between the Company and Mr. Yakatan that are subject to disclosure under Item 404(a) of Regulation S-K.

A copy of the press release issued on April 8, 2015 regarding Mr. Yakatan’s election is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description

10.1	Consulting Agreement, effective as of April 3, 2015, by and between iSatori, Inc. and Seth Yakatan.

99.1	Press Release dated April 8, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2015

iSATORI, INC.

By:	/s/ Stephen Adelé
Stephen Adelé
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Consulting Agreement, effective as of April 3, 2015, by and between iSatori, Inc. and Seth Yakatan.

99.1	Press Release dated April 8, 2015.